E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS FOURTH QUARTER AND
FULL YEAR 2025 RESULTS; SETS FULL YEAR 2026 OUTLOOK

•4Q 2025 operating revenue of $49.3 billion; FY 2025 of $197.6 billion
•4Q 2025 diluted EPS1 of $2.47; adjusted diluted EPS2 of $3.33
•FY 2025 diluted EPS1 of $25.21; adjusted diluted EPS2 of $30.29
•Projected FY 2026 GAAP diluted EPS1 to be at least $22.30
•Projected FY 2026 adjusted diluted EPS2 to be at least $25.50
•Returned $4.1 billion of capital to shareholders in 2025
•Reaffirming long-term earnings algorithm; recalibrating segment margin targets

Indianapolis, IN - January 28, 2026 - Elevance Health, Inc. (NYSE: ELV) reported fourth quarter and full year 2025 results.
"Elevance Health delivered fourth quarter results in line with our outlook, reflecting disciplined execution in a dynamic environment. As we enter 2026, our focus is on advancing affordability and making healthcare easier to access and navigate for the members we serve. Through pricing discipline and targeted investments, we are strengthening the earnings power of our diversified platform and remain confident in our ability to return to at least 12% adjusted EPS growth in 2027."
Gail K. Boudreaux
President and Chief Executive Officer

1.Earnings per diluted share ("EPS").
2.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Operating Revenue[1]	$49.3	$45.0	$197.6	$175.2
Operating Gain[1,2]	$0.3	$0.7	$7.2	$7.9
Adjusted Operating Gain[1,3]	$0.4	$0.8	$7.5	$9.3

Operating Margin[1]	0.6%	1.5%	3.6%	4.5%
Adjusted Operating Margin[1,3]	0.8%	1.9%	3.8%	5.3%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and twelve months ended December 31, 2025, and December 31, 2024, includes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for the three and twelve months ended December 31, 2025, and December 31, 2024, excludes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $49.3 billion in the fourth quarter of 2025, an increase of $4.3 billion, or 10 percent compared to the prior year quarter. Operating revenue was $197.6 billion in 2025, an increase of $22.4 billion, or 13 percent. The increase in revenue for the quarter and year was driven by higher premium yields in our Health Benefits segment, contributions from acquisitions, and growth in Medicare Advantage membership, partially offset by membership attrition in our Medicaid business.
The benefit expense ratio was 93.5 percent in the fourth quarter, an increase of 110 basis points compared to the prior year period, reflecting higher medical cost trend primarily in our Affordable Care Act health plans and heightened Medicare Part D seasonality driven by Inflation Reduction Act changes. For the year, our benefit expense ratio was 90.0 percent, an increase of 150 basis points year over year, driven by elevated medical cost trends.
Days in Claims Payable was 41.3 days as of December 31, 2025, a decrease of 0.1 days from September 30, 2025, and a decrease of 1.9 days compared to December 31, 2024.
The operating expense ratio was 11.0 percent in the fourth quarter and 10.6 percent for the full year. On an adjusted basis, the corresponding operating expense ratios were 10.8 percent and 10.5 percent. We maintained expense discipline while investing to support and strengthen our workforce, scale Carelon's capabilities, and accelerate technology adoption across the enterprise.
Cash Flow & Balance Sheet
Operating cash flow was $4.3 billion in 2025, approximately 0.8 times GAAP net income. As of December 31, 2025, cash and investments at the parent company totaled approximately $2.6 billion.
During the fourth quarter of 2025, the Company repurchased 1.4 million shares of its common stock for $471 million, at a weighted average price of $335.64, and paid a quarterly dividend of $1.71 per share, representing a distribution of cash totaling $377 million. As of December 31, 2025, the Company had approximately $6.7 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Operating Revenue[1]	$41.8	$37.6	$167.1	$150.3
Operating Gain[1,2]	($0.2)	$0.2	$4.2	$6.2
Adjusted Operating Gain[1,3]	($0.2)	$0.2	$4.2	$6.3

Operating Margin[1]	(0.5%)	0.6%	2.5%	4.2%
Adjusted Operating Margin[1]	(0.5%)	0.6%	2.5%	4.2%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and twelve months ended December 31, 2024 includes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for three and twelve months ended December 31, 2024 excludes $16 and $66 million, respectively, of 2024 business dispositions and related items adjusted out of adjusted shareholders' net income for the Health Benefits segment.

Health Benefits segment operating revenue was $41.8 billion in the fourth quarter of 2025, an increase of $4.3 billion, or 11 percent compared to the fourth quarter of 2024. Operating revenue was $167.1 billion in 2025, an increase of $16.8 billion, or 11 percent. The increases for the quarter and year were driven primarily by higher premium yields, contributions from acquisitions, and growth in our Medicare Advantage membership, partially offset by membership attrition in our Medicaid business.
The Company reported an adjusted operating loss of $0.2 billion in the fourth quarter of 2025 and an adjusted operating gain of $4.2 billion for the full year. Adjusted operating results in both periods were impacted primarily by higher medical cost trend.
Medical membership totaled approximately 45.2 million as of December 31, 2025, a decrease of 0.5 million, or 1 percent, year over year, driven by attrition in our Medicaid business.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Operating Revenue[1,2]	$18.7	$14.7	$71.7	$53.9
Operating Gain[1,3]	$0.6	$0.6	$3.4	$2.9
Adjusted Operating Gain[1,4,5]	$0.6	$0.6	$3.4	$3.1

Operating Margin[1]	3.1%	3.9%	4.7%	5.4%
Adjusted Operating Margin[1]	3.3%	4.4%	4.8%	5.8%

1.See “Basis of Presentation” on page 5 herein.
2.Operating revenue for the three and twelve months ended December 31, 2024 includes $0.2 and $0.8 billion, respectively, of revenue related to 2024 business dispositions and related items that have been excluded from adjusted operating gain.
3.Operating Gain for the three and twelve months ended December 31, 2025, and December 31, 2024, includes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
4.Adjusted Operating Gain for three and twelve months ended December 31, 2025 excludes $38 million of 2025 business dispositions and related items adjusted out of adjusted shareholders' net income for the Carelon segment.
5.Adjusted Operating Gain for the three and twelve months ended December 31, 2024 excludes $74 and $215 million, respectively, of 2024 business dispositions and related items adjusted out of adjusted shareholders' net income for the Carelon segment.

Operating revenue for Carelon was $18.7 billion in the fourth quarter of 2025, an increase of $3.9 billion, or 27 percent compared to the prior year period, driven by growth in CarelonRx product revenue, the expansion of Carelon Services risk-based solutions, and the acquisition of CareBridge. Operating revenue was $71.7 billion in 2025, an increase of $17.8 billion, or 33 percent.
Adjusted operating gain for Carelon totaled $0.6 billion in the fourth quarter, approximately flat year over year. On a full year basis, adjusted operating gain was $3.4 billion in 2025, an increase of $0.3 billion, or 10 percent, driven by improved CarelonRx performance and growth in Carelon Services risk-based solutions.

Quarterly Dividend
On January 27, 2026, the Audit Committee of the Company's Board of Directors declared a first quarter 2026 dividend to shareholders of $1.72 per share. The first quarter dividend is payable on March 25, 2026 to shareholders of record at the close of business on March 10, 2026.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve approximately 104 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, home health, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Standard Time (“EST”) to discuss the company’s fourth quarter and full year 2025 results and 2026 outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	888-566-0046 (Domestic Replay)
312-470-0178 (International)	203-369-3677 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EST today, until the end of the day on February 27, 2026. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Nathan Rich	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter & Year Ended December 31, 2025

•Membership and Other Metrics
•Quarterly & Full Year Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures
•Financial Guidance Summary
•Membership Guidance Summary

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	December 31, 2025	December 31, 2024	September 30, 2025	December 31, 2024	September 30, 2025
Individual	1,307	1,287	1,354	1.6%	(3.5%)
Employer Group Risk-Based	3,617	3,713	3,616	(2.6%)	—%
Commercial Risk-Based	4,924	5,000	4,970	(1.5%)	(0.9%)
BlueCard®	6,509	6,630	6,394	(1.8%)	1.8%
Employer Group Fee-Based	20,583	20,569	20,608	0.1%	(0.1%)
Commercial Fee-Based	27,092	27,199	27,002	(0.4%)	0.3%
Medicare Advantage	2,230	2,066	2,245	7.9%	(0.7%)
Medicare Supplement	882	891	877	(1.0%)	0.6%
Total Medicare	3,112	2,957	3,122	5.2%	(0.3%)
Medicaid	8,500	8,917	8,645	(4.7%)	(1.7%)
Federal Employee Program	1,604	1,661	1,630	(3.4%)	(1.6%)
Total Medical Membership	45,232	45,734	45,369	(1.1%)	(0.3%)
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	88.5	82.9	85.0	6.8%	4.1%
Carelon Services Consumers Served	91.8	101.1	97.6	(9.2%)	(5.9%)

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended December 31				Twelve Months Ended December 31
	2025	2024		Change	2025	2024		Change

Revenues
Premiums	$40,690	$36,245		12.3%	$164,639	$144,166		14.2%
Product revenue	6,460	6,714		(3.8%)	24,470	22,630		8.1%
Service fees	2,161	2,030		6.5%	8,475	8,408		0.8%
Total operating revenue	49,311	44,989		9.6%	197,584	175,204		12.8%
Net investment income	493	527		(6.5%)	2,194	2,051		7.0%
Net losses on financial instruments	(57)	(74)		NM	(653)	(445)		NM
Gain on sale of business	—	—		NM	—	201		NM
Total revenues	49,747	45,442		9.5%	199,125	177,011		12.5%
Expenses
Benefit expense	38,065	33,500		13.6%	148,223	127,567		16.2%
Cost of products sold	5,522	6,012		(8.2%)	21,178	19,750		7.2%
Operating expense	5,415	4,804		12.7%	20,984	20,025		4.8%
Interest expense	366	340		7.6%	1,402	1,185		18.3%
Amortization of other intangible assets	164	180		(8.9%)	628	580		8.3%
Total expenses	49,532	44,836		10.5%	192,415	169,107		13.8%

Income before income tax expense	215	606		(64.5%)	6,710	7,904		(15.1%)

Income tax expense (benefit)	(331)	193		NM	1,049	1,933		(45.7%)
Net income	546	413		32.2%	5,661	5,971		(5.2%)

Net loss attributable to noncontrolling interests	1	5		NM	1	9		NM
Shareholders' net income	$547	$418		30.9%	$5,662	$5,980		(5.3%)
Shareholders' earnings per diluted share	$2.47	$1.81		36.5%	$25.21	$25.68		(1.8%)
Diluted shares	221.8	231.1		(4.0%)	224.6	232.9		(3.6%)

Benefit expense as a percentage of premiums	93.5%	92.4%	110	bp	90.0%	88.5%	150	bp
Operating expense as a percentage of total operating revenue	11.0%	10.7%	30	bp	10.6%	11.4%	(80)	bp
Income before income tax expense as a percentage of total revenue	0.4%	1.3%	(90)	bp	3.4%	4.5%	(110)	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	December 31, 2025	December 31, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$9,491	$8,288
Fixed maturity and equity securities	26,624	26,393
Premium and other receivables	21,542	19,071
Other current assets	5,344	4,700
Assets held for sale	—	490
Total current assets	63,001	58,942

Long-term investments	11,960	10,784
Property and equipment, net	4,679	4,652
Goodwill and other intangible assets	39,544	40,371
Other noncurrent assets	2,310	2,140
Total assets	$121,494	$116,889

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$17,084	$15,746
Short-term borrowings	150	365
Current portion of long-term debt	1,099	1,649
Other current liabilities	22,702	22,668
Liabilities held for sale	—	153
Total current liabilities	41,035	40,581

Long-term debt, less current portion	30,797	29,218
Other noncurrent liabilities	5,636	5,664
Total liabilities	77,468	75,463

Total shareholders’ equity	43,882	41,315
Noncontrolling interests	144	111
Total equity	44,026	41,426
Total liabilities and equity	$121,494	$116,889

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Twelve Months Ended December 31
	2025	2024

Operating activities
Net income	$5,661	$5,971
Depreciation and amortization	1,546	1,393
Share-based compensation	276	191
Changes in operating assets and liabilities	(3,680)	(1,719)
Other non-cash items	487	(28)
Net cash provided by operating activities	4,290	5,808

Investing activities
Proceeds from sale of investments, net of maturities	69	586
Net purchases of subsidiaries, net of cash acquired/sold	88	(4,446)
Purchases of property and equipment	(1,116)	(1,256)
Other, net	(385)	(51)
Net cash used in investing activities	(1,344)	(5,167)

Financing activities
Net change in short-term and long-term borrowings	629	6,200
Repurchase and retirement of common stock	(2,605)	(2,900)
Cash dividends	(1,529)	(1,508)
Other, net	1,767	(599)
Net cash provided by (used in) financing activities	(1,738)	1,193

Effect of foreign exchange rates on cash and cash equivalents	(5)	(6)

Change in cash and cash equivalents	1,203	1,828
Cash and cash equivalents at beginning of period	8,288	6,526
Cash and equivalents included in assets held for sale at end of period	—	(66)

Cash and cash equivalents at end of period	$9,491	$8,288

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Details
(Unaudited)

(In millions)	Three Months Ended December 31			Twelve Months Ended December 31
	2025	2024	Change	2025	2024	Change

Operating Revenue
Health Benefits	$41,835	$37,580	11.3%	$167,094	$150,275	11.2%
CarelonRx	11,644	9,977	16.7%	43,400	35,961	20.7%
Carelon Services	7,015	4,769	47.1%	28,316	17,961	57.7%
Corporate & Other	(83)	(14)	NM6	463	309	49.8%
Eliminations	(11,100)	(7,323)	NM6	(41,689)	(29,302)	NM6
Total Operating Revenue[1]	$49,311	$44,989	9.6%	$197,584	$175,204	12.8%

Operating Gain (Loss)
Health Benefits[2]	($220)	$207	NM6	$4,158	$6,243	(33.4%)
CarelonRx[3]	724	533	35.8%	2,418	2,172	11.3%
Carelon Services[2,3]	(150)	35	NM6	960	717	33.9%
Corporate & Other[2,3]	(45)	(102)	NM6	(337)	(1,270)	NM6
Total Operating Gain[1,4]	$309	$673	(54.1%)	$7,199	$7,862	(8.4%)

Operating Margin
Health Benefits	(0.5%)	0.6%	(110) bp	2.5%	4.2%	(170) bp
CarelonRx	6.2%	5.3%	90 bp	5.6%	6.0%	(40) bp
Carelon Services	(2.1%)	0.7%	(280) bp	3.4%	4.0%	(60) bp
Total Operating Margin[1]	0.6%	1.5%	(90) bp	3.6%	4.5%	(90) bp

Health Benefits Revenue Details

(In millions)	Three Months Ended December 31			Twelve Months Ended December 31
	2025	2024	Change	2025	2024	Change
Health Benefits Operating Revenue
Commercial	$12,747	$11,851	7.6%	$50,401	$46,816	7.7%
Individual[5]	2,248	2,117	6.2%	9,295	8,295	12.1%
Medicare	10,762	9,054	18.9%	44,752	36,795	21.6%
Medicaid	14,500	12,755	13.7%	56,620	51,937	9.0%
Federal Employee Program	3,826	3,920	(2.4%)	15,321	14,727	4.0%
Total Health Benefits Operating Revenue[1]	$41,835	$37,580	11.3%	$167,094	$150,275	11.2%
1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and twelve months ended December 31, 2024 included $90 and $281 million, respectively, of 2024 business dispositions and related items; including $74 and $215 million, respectively, for the Carelon Services segment; and $16 and $66 million, respectively, for the Health Benefits segment. Operating Gain for the three and twelve months ended December 31, 2024 included $66 and $224 million, respectively, of transaction and integration related costs, $12 and $692 million, respectively, of litigation and settlement expenses, and $0 and $268 million, respectively, of business optimization charges, all of which reside in the Corporate & Other reportable segment.
3.Operating Gain for the three and twelve months ended December 31, 2025 included $41 million of 2025 business dispositions and related items; including $45 million for the CarelonRx segment; ($7) million for the Carelon Services segment; and $3 million for the Corporate & Other segment. Operating Gain for the three and twelve months ended December 31, 2025 included $54 and $236 million, respectively, of transaction and integration related costs, $5 and $24 million, respectively, of litigation and settlement expenses, and ($34) and ($38) million, respectively, of business optimization charges, all of which reside in the Corporate & Other reportable segment.
4.Operating Gain for the three and twelve months ended December 31, 2025, and December 31, 2024, included items excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
5.The Individual business, including ACA products, is reported as part of Commercial Operating Revenue.
6."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Years Ended December 31
	2025	2024	2023
(In millions)	(Unaudited)

Gross medical claims payable, beginning of year	$15,580	$15,865	$15,348
Ceded medical claims payable, beginning of year	(13)	(7)	(6)
Net medical claims payable, beginning of year	15,567	15,858	15,342

Business combinations and purchase adjustments	344	143	—

Net incurred medical claims:
Current year	145,566	125,370	121,798
Prior years redundancies[1]	(1,290)	(1,731)	(1,571)
Total net incurred medical claims	144,276	123,639	120,227

Net payments attributable to:
Current year medical claims	130,265	110,930	107,146
Prior years medical claims	13,141	13,143	12,565
Total net payments	143,406	124,073	119,711

Net medical claims payable, end of year	16,781	15,567	15,858
Ceded medical claims payable, end of year	48	13	7
Gross medical claims payable, end of year[2]	$16,829	$15,580	$15,865

Current year medical claims paid as a percentage of current year net incurred medical claims	89.5%	88.5%	88.0%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	9.0%	12.3%	11.4%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.0%	1.4%	1.4%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS,” “Adjusted Operating Gain,” “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio,” which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions, except per share data)	2025	2024	Change	2025	2024	Change
Shareholders' net income	$547	$418	30.9%	$5,662	$5,980	(5.3%)
Add / (Subtract):
Amortization of other intangible assets	164	180		628	580
Net losses on financial instruments	57	74		653	445
Transaction and integration related costs[1]	54	66		236	224
Business dispositions and related items[2]	41	90		41	281
Litigation and settlement expenses[1]	5	12		24	692
Gain on sale of business	—	—		—	(201)
Business optimization charges[1]	(34)	—		(38)	268
Tax impact of non-GAAP adjustments	(95)	(93)		(402)	(575)
Net adjustment items	192	329		1,142	1,714
Adjusted shareholders' net income	$739	$747	(1.1%)	$6,804	$7,694	(11.6%)

Shareholders' earnings per diluted share	$2.47	$1.81	36.5%	$25.21	$25.68	(1.8%)
Add / (Subtract):
Amortization of other intangible assets	0.74	0.78		2.80	2.49
Net losses on financial instruments	0.26	0.32		2.91	1.91
Transaction and integration related costs[1]	0.24	0.29		1.05	0.96
Business dispositions and related items[2]	0.18	0.39		0.18	1.21
Litigation and settlement expenses[1]	0.02	0.05		0.11	2.97
Gain on sale of business	—	—		—	(0.86)
Business optimization charges[1]	(0.15)	—		(0.17)	1.15
Tax impact of non-GAAP adjustments	(0.43)	(0.40)		(1.79)	(2.47)
Net adjustment items	0.86	1.42		5.08	7.36
Adjusted shareholders' earnings per diluted share	$3.33	$3.23	3.1%	$30.29	$33.04	(8.3%)

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2025	2024	Change	2025	2024	Change

Income before income tax expense	$215	$606	(64.5%)	$6,710	$7,904	(15.1%)
Net investment income	(493)	(527)		(2,194)	(2,051)
Gain on sale of business	—	—		—	(201)
Net losses on financial instruments	57	74		653	445
Interest expense	366	340		1,402	1,185
Amortization of other intangible assets	164	180		628	580
Reportable segments operating gain	$309	$673	(54.1%)	$7,199	$7,862	(8.4%)
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item resides in the Health Benefits, CarelonRx, Carelon Services, and Corporate & Other reportable segments.

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2025	2024	Change	2025	2024	Change

Reportable segments operating gain	$309	$673	(54.1%)	$7,199	$7,862	(8.4%)
Add / (Subtract):
Transaction and integration related costs[1]	54	66		236	224
Business dispositions and related items[2]	41	90		41	281
Litigation and settlement expenses[1]	5	12		24	692
Business optimization charges[1]	(34)	—		(38)	268
Net adjustment items	66	168		263	1,465
Reportable segments adjusted operating gain	$375	$841	(55.4%)	$7,462	$9,327	(20.0%)

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2025	2024	Change	2025	2024	Change
Operating expense	$5,415	$4,804	12.7%	$20,984	$20,025	4.8%
Add / (Subtract):
Transaction and integration related costs[1]	(54)	(66)		(236)	(224)
Business dispositions and related items[2]	(41)	(90)		(41)	(281)
Litigation and settlement expenses[1]	(5)	(12)		(24)	(692)
Business optimization charges[1]	34	—		38	(268)
Net adjustment items	(66)	(168)		(263)	(1,465)
Adjusted operating expense	$5,349	$4,636	15.4%	$20,721	$18,560	11.6%

Operating revenue	$49,311	$44,989	9.6%	$197,584	$175,204	12.8%

Operating expense ratio	11.0%	10.7%	30 bp	10.6%	11.4%	(80) bp
Adjusted operating expense ratio	10.8%	10.3%	50 bp	10.5%	10.6%	(10) bp

	Full Year 2026 Outlook
Shareholders' earnings per diluted share	At least $22.30
Add / (Subtract):
Amortization of other intangibles[3]	$2.00
Net losses on financial instruments[3]	$1.15
Transaction and integration related costs[1,3]	$0.90
Litigation and settlement expenses[1,3]	$0.10
Tax impact of non-GAAP adjustments[3]	Approximately ($0.95)
Net adjustment items	$3.20
Adjusted shareholders' earnings per diluted share	At least $25.50
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item resides in the Health Benefits, CarelonRx, Carelon Services, and Corporate & Other reportable segments.
3.Adjustment item represents the midpoint of a projected range and serves as the estimated full year adjustment amount.

Elevance Health
Financial Guidance Summary
(Unaudited)

	Full Year 2025 Actual	Full Year 2026 Outlook
Premium Revenue	$164.6 billion	Mid single digit decline
Product Revenue	$24.5 billion	Mid single digit growth
Service Fees	$8.5 billion	Mid single digit growth
Total Operating Revenue	$197.6 billion	Low single digit decline

Benefit Expense Ratio	90.0%	90.2% +/- 50 bps
Adjusted Operating Expense Ratio	10.5%	10.6% +/- 50 bps
Adjusted Operating Gain	$7.5 billion	At least $6.8 billion

Other Pre-Tax Items:
Net Investment income	$2,194 million	$1,875 million
Interest Expense	($1,402) million	($1,530) million
Amortization of Intangible Assets	($628) million	($440) million

Adjusted Effective Tax Rate	17.6%	22.0% - 24.0%
GAAP Diluted EPS	$25.21	At least $22.30
Adjusted Diluted EPS	$30.29	At least $25.50
Diluted Shares	224.6 million	219-220 million
Operating Cash Flow	$4.3 billion	At least $5.5 billion

Segment Level Guidance Metrics
Operating Revenue Growth Rate
Health Benefits	$167.1 billion	Low single digit decline
CarelonRx	$43.4 billion	Low single digit growth
Carelon Services	$28.3 billion	Low single digit growth
GAAP Operating Margin vs. 2025
Health Benefits	2.5%	(50) - (25) bps
CarelonRx	5.6%	(25) - 0 bps
Carelon Services	3.4%	0 - 25 bps

Elevance Health
Membership Guidance Summary
(Unaudited)

	Full Year 2025 Actual	Full Year 2026 Outlook
Year-End Medical Enrollment (in 000s)
Commercial Fee-Based	27,092	27,200 - 27,500
Commercial Risk-Based	4,924	4,150 - 4,250
Medicaid	8,500	7,650 - 7,850
Medicare Advantage	2,230	1,775 - 1,875
Medicare Supplement	882	Approximately 850
Federal Employee Program	1,604	Approximately 1,550

Fee-Based	27,092	27,200 - 27,500
Risk-Based	18,140	15,975 - 16,375
Total	45,232	43,175 - 43,875

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan,” “potential,” “predict” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems; failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star Ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; the effects of any negative publicity or sentiment related to the health benefits industry in general or us in particular; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.